Exhibit 99.1d(6)

                  AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT
             BY AND BETWEEN TD WATERHOUSE FAMILY OF FUNDS, INC. AND
                          TD ASSET MANAGEMENT USA INC.

      Amendment as of February 1, 2006 to the Investment Management Agreement dated as of October 15, 1996 (the "Agreement"), by and between TD WATERHOUSE FAMILY OF FUNDS, INC. (the "Company") and TD ASSET MANAGEMENT USA INC. (the "Investment Manager").

                                  WITNESSETH:

WHEREAS, the Company and the Investment Manager desire to amend the Agreement as hereinafter set forth;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. For the services provided by the Investment Manager under the Agreement to each Portfolio, the Investment Manager will receive an annual fee, payable monthly equal to 0.10 of 1% of the first $1 billion of average daily net assets of each Portfolio, 0.09 of 1% of the next $1 billion, and 0.08 of 1% of average daily net assets of each Portfolio over $2 billion.

2. Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

                                       TD WATERHOUSE FAMILY OF FUNDS, INC.

                                       By: /s/ George O. Martinez
                                           -------------------------------------
                                       Name: George O. Martinez
                                       Title:

WITNESS:

/s/ Heath L. [ILLEGIBLE]
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                                       TD ASSET MANAGEMENT USA INC.

                                       By: /s/ Michele Teichner
                                           -------------------------------------
                                       Name: Michele Teichner
                                       Title: Managing Director

WITNESS:
/s/ [ILLEGIBLE]
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